SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2002

NETZEE, INC.

(Exact name of registrant as specified in its charter)

Georgia	0-27925	58-2488883

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6190 Powers Ferry Road, Suite 400, Atlanta, Georgia	30339

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (770) 850-4000

Not applicable

(Former name, former address and formal fiscal year, if changed since last report)

SIGNATURES
EXHIBIT INDEX
EX-99.1 - PRESS RELEASE DATED DECEMBER 9, 2002

Item 5. Other Events

On December 9, 2002 Netzee, Inc. (OTCBB: NETZ) issued a press release announcing its agreement to sell substantially all of its assets for $10.4 million in cash to Certegy, Inc. (NYSE: CEY) and to liquidate and dissolve Netzee. The parties hope to close the sale by mid-January 2003. The full text of the press release is set forth in Exhibit 99.1 hereto.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)   Exhibits.

99.1   Press release dated December 9, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NETZEE, INC.

Date: December 12, 2002	/s/ Jarett J. Janik Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit
No.	Description Of Exhibit

99.1	Press Release dated December 9, 2002